Calculation of Filing Fee Tables
S-8
GeneDx Holdings Corp.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A common stock, $0.0001 par value per share	Other	1,462,264	$ 89.345	$ 130,645,977.08	0.0001381	$ 18,042.21
2	Equity	Class A common stock, $0.0001 par value per share	Other	292,452	$ 75.9433	$ 22,209,769.97	0.0001381	$ 3,067.17
Total Offering Amounts:						$ 152,855,747.05		$ 21,109.38
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 21,109.38
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Class A common stock of GeneDx Holdings Corp. (the "Registrant") that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration that increases the number of the Registrant's outstanding shares of Class A common stock. (2) Represents additional shares of the Registrant's Class A common stock to be registered and available for grant under its Amended and Restated 2021 Equity Incentive Plan (the "2021 EIP") resulting from the automatic 5% annual increase in the number of authorized shares reserved and available for issuance under the 2021 EIP. (3) Estimated in accordance with Rules 457(c) and 457(h) of the Securities Act solely for the purpose of calculating the registration fee. The proposed maximum offering price per share of $89.3450 was computed by averaging the high and low prices of a share of the Registrant's Class A common stock as reported on the Nasdaq Global Select Market on February 17, 2026.

[2]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Class A common stock of GeneDx Holdings Corp. (the "Registrant") that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration that increases the number of the Registrant's outstanding shares of Class A common stock. (4) Represents additional shares of the Registrant's Class A common stock to be registered and available for grant under its 2021 Employee Stock Purchase Plan (the "2021 ESPP") resulting from the automatic 1% annual increase in the number of authorized shares reserved and available for issuance under the 2021 ESPP. (5) Estimated in accordance with Rules 457(c) and 457(h) of the Securities Act solely for the purpose of calculating the registration fee. The proposed maximum offering price per share of $75.9433 was computed by averaging the high and low prices of a share of the Registrant's Class A common stock as reported on the Nasdaq Global Select Market on February 17, 2026, multiplied by 85% pursuant to the purchase price terms of the 2021 ESPP.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A